UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 25, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                          ---------------------------

Item 5.   Other Events.

     On April 25, 2002, CenturyTel, Inc. issued a press release announcing its first quarter 2002 consolidated operating results, and discussing its outlook for 2002. The entire text of the release is reproduced below:

FOR IMMEDIATE RELEASE                FOR MORE INFORMATION CONTACT:
April 25, 2002                       Media: Patricia Cameron 318.388.9674
                                     patricia.cameron@centurytel.com
                                     Investors: Tony Davis 318.388.9525
                                     tony.davis@centurytel.com

CENTURYTEL REPORTS STRONG FIRST QUARTER EARNINGS GROWTH
-------------------------------------------------------

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for first quarter 2002.

o  Revenues from continuing operations increased 2.7% to $422.9 million.
o Earnings from continuing operations before interest, taxes, depreciation and amortization, excluding nonrecurring items, rose to $212.0 million.
o Income from continuing operations, excluding nonrecurring items, climbed 13.0% to $44.8 million.
o Diluted earnings per share from continuing operations, excluding nonrecurring items, increased 10.7% to $.31.
o  Free cash flow climbed to $88.6 million.


First Quarter Highlights
 (Excluding nonrecurring items)
 (In thousands, except per share and            Quarter Ended       Quarter Ended      % Change
  customer amounts)                                03/31/02           03/31/01
-------------------------------------------------------------------------------------------------

 Revenues from continuing operations             $   422,918        $    411,602          2.7%
 EBITDA from continuing operations (1)           $   212,008        $    207,594          2.1%
 Income from continuing operations (1)           $    44,807        $     39,649 (2)     13.0%
 Net Income (1)                                  $    72,717        $     62,005 (2)     17.3%
 Diluted Earnings Per Share from continuing
     operations (1)                              $       .31        $        .28 (2)     10.7%
 Diluted Earnings Per Share (1)                  $       .51        $        .44 (2)     15.9%
 Average Diluted Shares Outstanding              $   142,654             142,482          0.1%

 Telephone Revenues                              $   372,731        $    371,249          0.4%
 Other Operations Revenues                       $    50,187        $     40,353         24.4%
-----------------------------------------------------------------------------------------------

 Telephone Access Lines                            1,795,769           1,803,062        (0.4)%
 Long Distance Customers                             515,376             392,931         31.2%
-----------------------------------------------------------------------------------------------

(1) Includes corporate overheads previously allocated to discontinued operations.
(2) As adjusted to reflect the after-tax effect of eliminating goodwill amortization in accordance with SFAS 142.

     "CenturyTel's earnings per share from continuing operations grew a strong 10.7% reflecting cost containment during the first quarter and the benefits of debt reduction during 2001," Glen F. Post, III, President and Chief Executive Officer, said. "We achieved a solid 55.6% EBITDA margin in our telephone operations, an 80 basis point improvement over the first quarter 2001."

     THE COMPANY has reflected its wireless business as discontinued operations in this release due to its pending divestiture. As a result of this treatment, depreciation expense for the wireless operations was ceased effective March 19, 2002, the date of the definitive agreement, which contributed approximately $.01 to earnings per share for the quarter. Income from continuing operations includes corporate overheads previously absorbed by its wireless operations and total interest expense.

     CONSOLIDATED revenues from continuing operations rose 2.7% to $422.9 million from $411.6 million. EBITDA from continuing operations, excluding nonrecurring items, grew to $212.0 million from $207.6 million. CenturyTel achieved a consolidated EBITDA margin of 50.1% during the quarter. Net income from continuing operations for the quarter, excluding nonrecurring items, increased 13.0% to $44.8 million from $39.6 million in first quarter 2001 (as adjusted), primarily due to telephone operating expense containment and lower interest expense. Diluted earnings per share from continuing operations, excluding nonrecurring items, increased 10.7% to $.31 from $.28 (as adjusted).

     TELEPHONE operating income, excluding nonrecurring items, increased 11.3% to $118.0 million from $106.0 million, and EBITDA rose 2.0% to $207.3 million from $203.3 million a year ago. CenturyTel's first quarter telephone EBITDA margin was 55.6% while the operating income margin was 31.6%, which includes a $3.7 million charge related to reserves for uncollectible accounts due to the bankruptcy of an interexchange carrier.

     "Our long distance operations achieved record net additions of more than 49,000 customers during the quarter, a 10.6% sequential increase in total long distance customers. In addition, CenturyTel added more than 12,000 Internet customers during the quarter, of which 6,900 were DSL connections," Post said.

     OTHER OPERATIONS revenues grew 24.4% to $50.2 million during first quarter 2002, compared with $40.4 million in first quarter 2001. CenturyTel's long distance revenues increased 15.3% to $31.8 million. CenturyTel now serves more than 515,000 long distance customers, adding more than 49,000 during the quarter. Internet revenues increased 49.6% to $12.6 million in first quarter 2002 from $8.4 million in first quarter 2001. Internet operating losses were $1.4 million for the quarter compared to $2.8 million in operating losses for the first quarter 2001. CenturyTel CLEC revenues increased by $1.9 million, of which $1.3 million resulted from the acquisition of CLEC assets in Monroe and Shreveport, Louisiana, at the end of February 2002.

     FOR FIRST QUARTER 2002, prepared in accordance with generally accepted accounting principles (GAAP), the Company reported net income of $70.8 million, or $.50 per diluted share, compared to net income of $60.8 million (as adjusted), or $.43 per diluted share in first quarter 2001. Net income in first quarter 2002 includes a nonrecurring $3 million pre-tax charge for advisory and consulting fees.

     FOR THE SECOND QUARTER 2002, the Company expects revenue from continuing operations to be $420 to $435 million, approximately a 3.0% to 6.0% increase over second quarter 2001. Operating cash flow from continuing operations is expected to be $209 to $219 million. Diluted earnings per share from continuing operations is anticipated to be $.28 to $.32, while total diluted earnings per share is expected to be $.51 to $.55 for second quarter 2002. These estimates exclude nonrecurring items and one-time integration costs of $5 - $7 million related to the pending Verizon acquisitions.

     FOR THE FULL YEAR 2002, total diluted earnings per share, excluding nonrecurring items and one-time acquisition integration costs of $8 - $10 million, is expected to be $2.06 to $2.18. This is based upon several financing, operational and other assumptions, including the anticipated close of our wireless divestiture in mid-year 2002; the expected completion of the pending Verizon acquisitions in Alabama and Missouri at the end of June and August, respectively, and the successful implementation of the Company's financing plans discussed below. Consummation of the Verizon acquisitions and wireless divestiture are subject to the receipt of all necessary regulatory approvals and satisfaction of other closing conditions.

     THE COMPANY continues to believe the net effect of its wireless divestiture and its Verizon acquisitions will be breakeven to $.03 accretive to earnings per share during the first full year of operations, based upon current financing, operational and other assumptions.

     THE COMPANY'S FINANCING PLANS are not yet complete and will be dependent upon market conditions and other factors. The Company currently anticipates it will finance its pending Verizon acquisitions and refinance its 1997 credit facility with (i) proceeds from the pending divestiture of its wireless business, (ii) net proceeds from the possible sale of equity-linked and debt securities later this year and (iii) additional proceeds from new credit facilities that the Company anticipates entering into the second quarter of 2002.

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyTel. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including integrating newly acquired businesses into our operations, successfully financing and timely consummating pending acquisitions, hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; successfully obtaining all governmental and other approvals, consents and waivers necessary to complete the Company's pending acquisitions and wireless divestiture; the terms upon which the Company finances its pending acquisitions; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The information contained in this release is as of April 25, 2002. The Company undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.

     CenturyTel's management will host a conference call at 10:30 A.M. Central time today. Interested parties can access the call by dialing 800.729.6845 and the call will be accessible for replay by calling 800.642.1687 and entering the conference-id number: 3769540. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Company's Web site at (www.centurytel.com)

     CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to nearly three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States.

     Visit CenturyTel's corporate Web site at (www.centurytel.com)



                                CENTURYTEL, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                              AS REPORTED                   EXCLUDING NONRECURRING ITEMS
                                                  ---------------------------------   -------------------------------------
                                                                          INCREASE                                INCREASE
In thousands, except per share amounts               2002        2001    (DECREASE)        2002         2001     (DECREASE)
                                                  ---------------------------------   -------------------------------------

          TELEPHONE OPERATIONS
Operating revenues
  Local service                                 $  123,877     121,161       2.2%        123,877      121,161       2.2%
  Network access                                   216,576     213,867       1.3%        216,576      213,867       1.3%
  Other                                             32,278      36,221     (10.9%)        32,278       36,221     (10.9%)
                                                 ---------   ---------                 ---------    ---------
                                                   372,731     371,249       0.4%        372,731      371,249       0.4%
                                                 ---------   ---------                 ---------    ---------
Operating expenses
  Plant operations                                  91,086      93,885      (3.0%)        91,086       91,885      (0.9%)
  Customer operations                               29,938      29,257       2.3%         29,938       29,257       2.3%
  Corporate and other                               44,396      46,765      (5.1%)        44,396       46,765      (5.1%)
  Depreciation and amortization                     89,343      97,361      (8.2%)        89,343       97,361      (8.2%)
                                                 ---------   ---------                 ---------    ---------
                                                   254,763     267,268      (4.7%)       254,763      265,268      (4.0%)
                                                 ---------   ---------                 ---------    ---------
Telephone operating income                         117,968     103,981      13.5%        117,968      105,981      11.3%
                                                 ---------   ---------                 ---------    ---------


          OTHER OPERATIONS
Operating revenues
  Long distance                                     31,817      27,600      15.3%         31,817       27,600      15.3%
  Internet                                          12,561       8,399      49.6%         12,561        8,399      49.6%
  Other                                              5,809       4,354      33.4%          5,809        4,354      33.4%
                                                 ---------   ---------                 ---------    ---------
                                                    50,187      40,353      24.4%         50,187       40,353      24.4%
                                                 ---------   ---------                 ---------    ---------
Operating expenses
  Cost of sales and other                           41,424      33,589      23.3%         41,424       33,589      23.3%
  Depreciation and amortization                      2,884       1,457      97.9%          2,884        1,457      97.9%
                                                 ---------   ---------                 ---------    ---------
                                                    44,308      35,046      26.4%         44,308       35,046      26.4%
                                                 ---------   ---------                 ---------    ---------
Other operating income                               5,879       5,307      10.8%          5,879        5,307      10.8%
                                                 ---------   ---------                 ---------    ---------

Corporate overhead costs allocable to
 discontinued operations                            (4,798)     (4,979)     (3.6%)        (4,798)      (4,979)     (3.6%)
                                                 ---------   ---------                 ---------    ---------

TOTAL OPERATING INCOME                             119,049     104,309      14.1%        119,049      106,309      12.0%

OTHER INCOME (EXPENSE)
  Interest expense                                 (50,648)    (61,703)    (17.9%)       (50,648)     (61,703)    (17.9%)
  Other income and expense                          (2,268)      2,467    (191.9%)           732        2,467     (70.3%)
  Income tax expense                               (23,276)    (18,222)     27.7%        (24,326)     (19,022)     27.9%
                                                 ---------   ---------                 ---------    ---------

INCOME FROM CONTINUING OPERATIONS                   42,857      26,851      59.6%         44,807       28,051      59.7%

DISCONTINUED OPERATIONS, NET OF TAX                 27,910      19,871      40.5%         27,910       19,871      40.5%
                                                 ---------   ---------                 ---------    ---------

NET INCOME                                      $   70,767      46,722      51.5%         72,717       47,922      51.7%
Add: After tax effect of goodwill amortization           -      14,083         -               -       14,083         -
                                                 ---------   ---------                 ---------    ---------
NET INCOME, AS ADJUSTED                         $   70,767      60,805      16.4%         72,717       62,005      17.3%
                                                 =========   =========                 =========    =========

BASIC EARNINGS PER SHARE
  From continuing operations                    $     0.30        0.19 a    57.9%           0.32         0.20 b    60.0%
  From discontinued operations                  $     0.20        0.14 a    42.9%           0.20         0.14 b    42.9%
  Basic earnings per share                      $     0.50        0.33      51.5%           0.51         0.34      50.0%
  Basic earnings per share, as adjusted         $     0.50        0.43      16.3%           0.51         0.44      15.9%

DILUTED EARNINGS PER SHARE
  From continuing operations                    $     0.30        0.19 a    57.9%           0.31         0.20 b    55.0%
  From discontinued operations                  $     0.20        0.14 a    42.9%           0.20         0.14 b    42.9%
  Diluted earnings per share                    $     0.50        0.33      51.5%           0.51         0.34      50.0%
  Diluted earnings per share, as adjusted       $     0.50        0.43      16.3%           0.51         0.44      15.9%

SHARES OUTSTANDING
  Basic                                            141,051     140,572      0.3%         141,051      140,572       0.3%
  Diluted                                          142,654     142,482      0.1%         142,654      142,482       0.1%

DIVIDENDS PER COMMON SHARE                      $   0.0525      0.0500      5.0%          0.0525       0.0500       5.0%


a - Had goodwill not been subject to amortization in 2001, basic and diluted earnings per share would have been $.27 from continuing operations and $.16 from discontinued operations.
b - Had goodwill not been subject to amortization in 2001, basic and diluted earnings per share (excluding nonrecurring items) would have been $.28 from continuing operations and $.16 from discontinued operations.


                                CenturyTel, Inc.
                 SUMMARIZED DISCONTINUED OPERATIONS INFORMATION
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                                       INCREASE
                                                  2002         2001   (DECREASE)
 ------------------------------------------------------------------------------
                                                   (in thousands)


Operating revenues                            $ 102,421      104,406      (1.9%)
Operating expenses, exclusive of corporate
 overhead costs (1)                           $  67,405       74,507      (9.5%)
Income from unconsolidated cellular entities  $  11,514        5,321     116.4%
Minority interest expense                     $  (2,871)      (2,637)      8.9%
Income from discontinued operations           $  27,910       19,871      40.5%

(1)  Depreciation expense was ceased upon
     classification of wireless operations
     as discontinued operations.



                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2002 AND DECEMBER 31, 2001
                                   (UNAUDITED)


                                                March 31,  December 31,
                                                  2002         2001
                                               -----------------------
                                                    (in thousands)
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                 $      52,138       3,496
   Other current assets                            224,559      226,417
                                                ----------  -----------
      Total current assets                         276,697      229,913
                                                ----------  -----------

PROPERTY, PLANT AND EQUIPMENT
   Telephone                                     5,344,135    5,292,255
   Other                                           470,154      446,920
   Accumulated depreciation                     (3,085,990) (3,003,033)
                                                ----------  -----------
      Net property, plant and equipment          2,728,299    2,736,142
                                                ----------  -----------

INVESTMENTS AND OTHER ASSETS
   Excess cost of net assets acquired            2,116,265    2,087,158
   Other                                           425,636      420,043
                                                ----------  -----------
      Total investments and other assets         2,541,901    2,507,201
                                                ----------  -----------

ASSETS HELD FOR SALE                               832,543      845,428
                                                ----------  -----------

TOTAL ASSETS                                 $   6,379,440    6,318,684
                                                ==========  ===========


                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
   Short-term debt and current maturities of
    long-term debt                           $     921,966    1,008,834
   Other current liabilities                       307,492      230,048
                                                ----------  -----------
     Total current liabilities                   1,229,458    1,238,882

LONG-TERM DEBT                                   2,081,396    2,087,500
DEFERRED CREDITS AND OTHER LIABILITIES             508,502      506,052
LIABILITIES RELATED TO ASSETS HELD FOR SALE        155,679      148,870
STOCKHOLDERS' EQUITY                             2,404,405    2,337,380
                                                ----------  -----------

TOTAL LIABILITIES AND EQUITY                   $ 6,379,440    6,318,684
                                                ==========  ===========


                              CAPITAL EXPENDITURES
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001

                                                                        INCREASE
                                                     2002        2001  (DECREASE)
                                                ----------  ----------- ---------
                                                      (in thousands)

Telephone                                      $    67,538      72,680     (7.1%)
Wireless (discontinued operations)                   6,137      18,332    (66.5%)
Other                                                5,994      29,573    (79.7%)
                                                ----------  ----------
  Total capital expenditures                   $    79,669     120,585    (33.9%)
                                                ==========  ==========


                           ---------------------------

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CenturyTel, Inc.

                                     By: /s/ Neil A. Sweasy
                                         ----------------------
                                         Neil A. Sweasy
                                         Vice President and Controller